Exhibit 10.1

FIRST AMENDMENT TO THE

UNITY BANK DEFERRED COMPENSATION PLAN

This First Amendment To The Unity Bank Deferred Compensation Plan (this “Amendment”) dated as of [●], 2025 is made by and among UNITY BANK, a New Jersey state bank with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 (the “Bank”), and __________________ (the "Manager").

WHEREAS, the Bank and the Manager are a party to that certain Unity Bank Deferred Compensation Plan (the “Original Plan”), designed to offer Manager a deferred fee opportunity;

WHEREAS, the Bank and the Manager desire to amend to the Original Plan so as to modify the interest rate accruing on the Deferral Account in the event Manager elects to receive his benefit in the form of installments in lieu of a lump sum.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and the covenants, agreements, representations and warranties set forth herein, the parties agree as follows:

Section 1.Definitions.  Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings set forth in the Original Plan.

Section 2.Amendment to Original Plan.

(a)In order to modify the Original Plan so that interest payable to the Manager on the Deferral Account during installment payment period shall be a variable rate in lieu of a fixed rate, Section 4.1.2 of the Original Plan shall be amended and restated in its entirety to read as follows:

4.1.2Payment of Benefit. The Bank shall pay the benefit to the Manager in the form elected by the Manager on the Election Form.  If the Manager elected to receive his benefit in a lump sum, then the benefit payable to the Manager shall consist of the entirety of the Deferral Account.   If the Manager elected to receive his benefit in the form of installments, (i) annually, and immediately prior to the payment of any benefits, the Bank shall pay interest on the Deferral Account balance since the preceding credit under this Section 4.1.2, if any, at an annual rate, compounded monthly, equal to the Prime Rate for the previous Anniversary Date, plus one percent (1%); provided, however, that the minimum rate of interest to be applied hereunder shall be four percent (4%), regardless of the actual Prime Rate, and will not exceed ten percent (10%) regardless of the actual Prime Rate, and (ii) each installment payment shall consist of 1/10 of the Deferral Account as of the Termination of Service, plus all accrued and unpaid interest provided in Section 4.1.2(i) above.

(b)In order to modify the Original Plan so that interest payable to the beneficiary of the Manager on the Deferral Account during installment payment period shall be a variable rate in lieu

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of a fixed rate, Section 5.1.2 of the Original Plan shall be amended and restated in its entirety to read as follows:

5.1.2Payment of Benefit.  The Bank shall pay the benefit to the beneficiary in the form elected by the Manager on the Election Form. If the Manager elected to receive his benefit in a lump sum, then the benefit payable to the Manager shall consist of the entirety of the Deferral Account.   If the Manager elected to receive his benefit in the form of installments, (i) annually, and immediately prior to the payment of any benefits, the Bank shall pay interest on the Deferral Account balance since the preceding credit under this Section 5.1.2, if any, at an annual rate, compounded monthly, equal to the Prime Rate for the previous Anniversary Date, plus one percent (1%); provided, however, that the minimum rate of interest to be applied hereunder shall be four percent (4%), regardless of the actual Prime Rate, and will not exceed ten percent (10%) regardless of the actual Prime Rate, and (ii) each installment payment shall consist of 1/10 of the Deferral Account as of the Termination of Service, plus all accrued and unpaid interest provided in Section 5.1.2(i) above .

(c)Exhibit A to the Original Plan shall be amended and restated in its entirety as set forth in Exhibit 2(c) to this Amendment, which is annexed hereto and made a part hereof.

Section 3.Entire Agreement.  This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, regarding any subject contemplated in this Amendment.

Section 4.Counterparts.  This Amendment may be executed in several counterparts and when at least one counterpart has been fully executed by each party hereto, this Amendment shall become binding on the parties.  All or any of such executed counterparts shall be regarded for all purposes as one original and shall constitute but one and the same instrument.  The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission (including in “portable document format” or the like) shall constitute effective execution and delivery of this Amendment as to the parties, equivalent to delivery of an “original ink” hard copy counterpart, and may be used as an original Amendment for all purposes.

Section 5.Original Plan to Remain in Full Force and Effect.  Except as amended herein, the Original Plan will remain in full force and effect, in accordance with its terms.

Section 6Governing Law.  This Amendment shall be construed in accordance with and governed by the substantive laws of the State of New Jersey without reference to conflict of laws principles.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above

Unity BANK

By: _________________________________

Name:

     Title:

MANAGER

_________________________________

, an individual

EXHIBIT 2(c)

TO

FIRST AMENDMENT TO THE

UNITY BANK DEFERRED COMPENSATION PLAN

____________________________________

(Name of Manager)

[Initial and Complete]

_____I elect to defer _____% or $_________ of my Board Fees, including committee fees.

_____I elect to defer _____% or $_________ of my Retainer.

_____I elect to defer _____% or $ _________ of both my Retainer and Board Fees.

_____I elect to defer _____% of my year end bonus.

_____I elect to defer _____% of my salary, to be withheld from each payroll.

_____I elect not to defer my Retainer, Board Fees, salary and/or year end bonus.

I understand that I may change the amount, frequency and duration of my deferral by filing a new election form with the Bank; provided, however, that any subsequent election (a) is in compliance with Code section 409A and the Treasury Regulations promulgated thereunder and (b) will not be effective until the calendar year following the year in which the new election is received by the Bank.

Form of Benefit

I elect to receive benefits under the Agreement in the following form:

[Initial One]

_____Lump Sum

_____Equal annual installments for 10 years

Beneficiary Designation

I designate the following as beneficiaries of benefits under the Management Fee Deferral Agreement payable following my death:

Primary:_________________________________

Contingent:_________________________________

I understand that I may change these beneficiary designations by filing a new written designation with the Bank.  I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.

Signature_______________________________

Date_______________________________

Accepted by Unity Bank this ___ day of ____________ 20__.

By____________________________________

Title_____________________________________